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                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF DSP GROUP, INC.
                FOR THE 1997 ANNUAL MEETING OF THE STOCKHOLDERS
                                  MAY 20, 1997

    The undersigned stockholder of DSP GROUP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 1997 and the 1996 Annual Report to Stockholders and hereby appoints Eliyahu Ayalon and Avi Basher or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of DSP GROUP, INC. to be held on May 20, 1997 at 9:00 a.m., local time, at DSP GROUP, INC.'S principal executive office located at 3120 Scott Boulevard, Santa Clara, California 95054, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

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
1.         ELECTION OF DIRECTORS         / / FOR all nominees listed below        / / WITHHOLD AUTHORITY
                                         (except as indicated)                    to vote for all nominees listed
                                                                                  below
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    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.
                        SAMUEL L. KAPLAN      IGAL KOHAVI
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
2.         PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF DSP GROUP, INC. FOR
           FISCAL 1997:
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            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                             Dated _______________________, 1997
                                             ___________________________________
                                                         (Signature)
                                             ___________________________________
                                                         (Signature)

                                             This Proxy should be marked, dated
                                             and signed by the stockholder(s)
                                             exactly as his or her name appears
                                             hereon, and returned promptly in
                                             the enclosed envelope. Persons
                                             signing in a fiduciary capacity
                                             should so indicate. If shares are
                                             held by joint tenants or as
                                             community property, both should
                                             sign.